Exhibit 99.1

Precise Control of Fluid on Nano Structured Surface Enables Breakthrough in Battery

Micro Fluidic Structured Surface Fused To Glass Electrolyte Reservoir

LITTLE FALLS, NJ-- 04/20/2010 -- mPhase Technologies, Inc. (OTCBB: XDSL), the developer of Power On Command™ battery technologies, will be announcing this afternoon at the NanoBusiness Conference/NYC, that it has successfully bonded a glass reservoir, capable of holding various electrolytes, to a micro fluidic structured layer of the Smart NanoBattery, as part of the packaging and assembly phases of the project.

The smart nano structured membrane is the heart of the mPhase Smart NanoBattery that allows for the precise control of the liquid electrolyte. In an inactivate state, the electrolyte stays atop the batteries membrane surface until triggered, allowing the electrolyte to come in contact with the electrode material creating voltage. Activation of the battery for the first time can be remotely controlled in a pre programmed manner.

This proprietary structure, created by mPhase, was enabled by advancements in microfludics, nano technology and MEMS processing. In order to contain the electrolyte atop the porous silicon structure, mPhase had to develop an approach for creating a hermetic bond of a glass reservoir holding the electrolyte to the nano structured porous silicon membrane. "This was no easy task", said Ronald A. Durando, CEO of mPhase technologies, "we had to bring together the expertise of our technical team, a MEMS foundry, and experts in glass machining and bonding, as the packaging and assembly of the elements of the battery are essential to the overall success of the project.

The successful bonding of the glass reservoir to the micro fluidic structured surface represents a key advancement in the development path of commercializing the world's first Smart Nano Battery.

mPhase is on target to deliver a working battery this fall to the United States Army, under a two year STTR grant. The battery is designed to provide critical back up power for refreshing a computer's memory and can be diversified into many other applications.

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About The NanoBusiness Alliance

The NanoBusiness Alliance is the industry association for the emerging nanotechnology industry. Through its extensive network of leading startups, Fortune 500 companies, research institutions, non-governmental organizations and public-private partnerships, the Alliance shapes nanotechnology policy and helps accelerate the commercialization of nanotechnology innovations. The NanoBusiness Alliance has offices in Chicago, New York, Connecticut and Washington, DC. For more information, visit http://www.nanobusiness.org.

About mPhase Technologies, Inc. mPhase Technologies, Inc. is focused on developing and commercializing a new battery technology featuring Power On Command™ which provides a unique way to store energy and manage power that will revolutionize the battery industry. mPhase, through its 100% owned consumer products division mPower Technologies, is marketing its first Power On Command product, The mPower Emergency Illuminator. For more information, please visit http://www.mPhaseTech.com and http://www.mPowerTech.com.

Forward-Looking Statements

As a cautionary note to investors, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions; general competitive factors; acceptance of the Company's products in the market; the Company's success in technology and product development; the Company's ability to execute its business model and strategic plans; and all the risks and related information described from time to time in the Company's SEC filings, including the financial statements and related information contained in the Company's SEC Filing. mPhase assumes no obligation to update the information in this release.

Contacts:

Michael Meek
mPhase Technologies, Inc.
Investor Relations
301-718-1635

The Investor Relations Group
212-825-3210
Jason Strominger
Erika Moran